Investor Questions and Answers: November 25, 2025   We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a periodic basis. The following answers respond to selected questions received through November 5, 2025. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.   If you would like to submit a question, please send an e-mail to investors@morningstar.com or write us at the following address:   Morningstar, Inc.   Investor Relations   22 W. Washington St.   Chicago, IL 60602  Use of Non-GAAP Measures  These Investor Questions and Answers reference non-GAAP financial measures, including but not limited to, adjusted operating income and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of non-GAAP financial measures can be found at https://shareholders.morningstar.com/financials- stock-info/key-financials/default.aspx.  Artificial Intelligence 1. Where does the firm think the largest areas of opportunity exist for the firm given the continual development of AI capability? As described in our Q3 25 CEO letter and responses to investor questions shared Nov. 5, 2025, our AI strategy is focused in three areas: delivering our differentiated data and intellectual property (IP); accelerating speed-to-insights in our products; and boosting the operational excellence of our teams. We have a long history of creating IP and combining it with hard-to-replicate data; we believe that leveraging these capabilities alongside the latest AI technologies will position us as a winner. We plan to continue to harness technology to up our game with calculations, ratings, and other proprietary methodologies. • On the data and IP delivery front, we are focused on meeting investors and those who serve them wherever they choose to work with the Morningstar Model Context Protocol (MCP) server connections with Anthropic’s Claude, Microsoft Foundry, Microsoft Copilot Studio, and coming soon to Microsoft 365 Copilot. We recently announced that PitchBook subscribers will also be able to access proprietary data and insights through ChatGPT following an upcoming integration with OpenAI, expanding on existing relationships with Anthropic, Perplexity, Rogo, and Hebbia. • We continue to enhance our products with AI features, with this month’s launch of PitchBook Navigator, a generative AI experience within the PitchBook platform that offers private capital market insights through simple, natural-language prompts. • Finally, we are experimenting with flexible consumption, enterprise, and seat-based revenue models in accordance with these delivery channels as we seek to match price to value.

Morningstar Employees 2. Morningstar returned to net headcount growth in Q3 2025, adding a sequential 90 FTEs. How much of this was related to inorganic actions, if any? Headcount control has been one of the levers management has used to improve margins - how much more room is there to reduce this further and deliver the high revenue growth rates that shareholders have been accustomed to over the long term? You are correct that Morningstar headcount increased by 90 positions in Q3 25. The increase was primarily driven by higher headcount in Morningstar Credit and PitchBook to support growth in those segments, offset by lower Morningstar Wealth headcount related to the completed transition of assets from our US Turnkey Asset Management Platform (TAMP) to AssetMark and the ongoing sunsetting of Morningstar Office. We do not provide guidance around future headcount. We continue to invest with a focus on driving profitable growth. Morningstar Wealth 3. Could you share more metrics around the International Wealth Platform and the medium-term potential of this business from both a revenue and margin potential perspective? What KPIs should investors monitor to assess the Wealth division's progress? While we do not provide guidance on revenue or margins, we are optimistic about the medium-term revenue growth opportunities for our International Wealth Platform. It has gained market share from larger competitors in the UK, and we have also experienced success cross-selling other Morningstar models and funds to existing clients on the platform. We report aggregated global assets under management and advisement for Morningstar Model Portfolios and the International Wealth Platform together and provide qualitative comments on flow trends in our quarterly earnings release and 10-Q and 10-K. While not disclosed publicly, other internal metrics that we use to evaluate business health include number of advisors, number of new advisors, number of active advisors, number of accounts, and number of new accounts. More broadly, we are focused on continuing to increase the profitability of the overall Morningstar Wealth platform over time. 4. Why did the implied basis point fee in Investment Management fall so much in Q3 2025? Does this relate to the AssetMark transaction? Following the sale of US TAMP assets in December 2024, we no longer collect platform fees. As a result, a decline in the implied fees calculated from our reported revenue and assets under management and advisement (AUMA) in Q3 25 compared to Q3 24 was expected. In addition, we collected interim service fees from AssetMark through May 2025 that had an impact on reported revenue in Q2 25 but not in Q3 25, impacting the sequential quarterly trend. (Organic revenue growth adjusts for the transition in comparing prior-year periods, including the impact of interim service fees collected from AssetMark.) 5. When will you accrue the $35 million payment from AssetMark as a result of your AuM transfer to them? Will this be in Q4 2025 and how will Morningstar account for this? As part of Morningstar’s sale of US TAMP assets to AssetMark in 2024, Morningstar is entitled to payment from AssetMark based on the net flows of transitioned customers through December 1, 2025. The contingent consideration is accounted for as a gain contingency, and if realizable, will be recorded in Q4 2025.

Morningstar 6. How would management assess the moat and pricing power of the data (on a scale of 0-10)? Which products would rank best on this scale? We believe that we have a significant data moat across our business. As described in responses to similar questions in September (for PitchBook) and early November (for the broader business), we believe that our moat is built around credibility and industry acceptance, our edge in collecting data in a systematic, scalable manner, the enrichment of our data and our differentiated IP, and governance that is designed to protect our data via client agreements. We further address how we think about the value and competitive advantage of PitchBook data sourced via non-public sources in a separate response this month. We review prices regularly and make adjustments based on the added value provided and input costs.  Capital Allocation 7. What flexibility does the company have in terms of utilizing liquidity and what is its comfort with taking on additional leverage in order to be more opportunistic for larger capital allocation? What is your philosophy on funding buybacks from incremental debt? With the CRSP acquisition closing in Q4, the current opportunity to repurchase shares that Kunal references in the Q3 letter comes at a time when you have limited free cash flow. Would you consider drawing down on the revolver to fund repurchases in excess of free cash flow after M&A spend? We are focused on maintaining a strong balance sheet to provide flexibility for the business. While we do not share a target leverage ratio, we would note that we have considerable headroom under our debt agreements and have been comfortable with the leverage ratios that you have seen in recent years. When we see opportunities to deploy capital consistent with our capital allocation priorities, we will continue to do so. (For a summary of our capital allocation priorities, please see our response to a related question in early November.) Share repurchases represent an important component of our approach to capital allocation, and we have demonstrated that we opportunistically repurchase shares when we believe that valuations are attractive relative to our assessment of intrinsic value. We have actively repurchased shares in 2025. In our Q3 25 reporting, we shared that we had repurchased 1,873,729 shares YTD through Oct. 28, 2025, totaling $487.0 million and representing 4.4% of our shares outstanding as of Dec. 31, 2024. Our board has authorized an additional $1 billion in share repurchase authority over the next three years, representing 4.8 million shares at our share price as of Nov. 24, 2025, or 11.6% of our shares outstanding as of Oct. 24, 2025.

PitchBook 8. Can you provide more information on how much of PitchBook’s data is collected from market participants, versus being web-scraped or otherwise being publicly available? What data specifically is being sourced from market participants? Is the highest value data for PitchBook clients generally coming from market participants, or is it being web- scraped? PitchBook margins declined year over year in part due to investments in product development and technology. Can Artificial Intelligence (AI) be a source of margin improvement for PitchBook? Can you share examples of how you are using AI to make data collection and processing more efficient at PitchBook? Over time, should we expect increased margins at PitchBook due to efficiencies resulting from AI? PitchBook has been a leader in data collection and innovation since its founding, using machine learning and AI to scale, speed, and refine our data operations. Our hybrid AI + HI (human intelligence) model combines AI-powered ingestion, classification, and resolution with validation and primary research conducted by our global research team. This approach allows us to source and structure data from hundreds of thousands of sources daily, many of which are not publicly available, and deliver it in a way that can be contextually relevant and actionable for our clients.   While we do not disclose the percentage of data sourced directly from market participants, much of what we believe is our highest-value information comes from proprietary datasets sourced through our primary research process, including data collected via surveys and FOIA requests. This represents a meaningful source of our data on new investment rounds, new funds and fund performance, allocations, and valuations. We continue to invest in expanding these unique data sets and improving the client experience through AI- driven innovation. Beyond data operations, PitchBook’s AI initiatives align with Morningstar’s three-pronged approach: • Delivering differentiated data and IP; • Accelerating speed-to-insight through AI-powered products; and • Boosting operational excellence and scalability across teams. As part of these efforts, PitchBook is embedding generative AI into its platform, including PitchBook Navigator, and leveraging partnerships with leading LLM providers such as OpenAI and Anthropic to help enhance productivity and client value. While we also remain focused on growth investments, we believe these innovations will also contribute to greater efficiency, scalability, and support margin improvement over the long-term. 9. The Q3 25 PitchBook license decline was due to license rationalization. Why are large customers rationalizing licenses? What revenue impact does this have on a total contract value basis, and a per license basis? What would the PitchBook license growth been in Q3 2025 excluding the impact of the rationalization of user lists associated with recent large enterprise renewals? In Q3 25, the PitchBook licensed user count was 113,453, a 2.5% decline compared to Q2 25. The sequential decrease was largely driven by the rationalization of licenses for certain large customers. During the life of a contract, firms with unlimited enterprise licenses can add users without an immediate cost increase, which drives licensed user counts higher. We take user counts into account when pricing a contract and, as a result, from time to time we see a rationalization of licensed users at renewal, which can result in a subsequent drop in associated licensed user counts. To understand the trend in licensed users, we recommend evaluating licensed user counts on a trailing 12-month basis. We address the year-over-year trend in a separate question this month.

10. PitchBook's sales growth deceleration over the past two quarters appears inconsistent with the performance of other market data/workstation providers. Could you elaborate more on what is causing this deceleration? Is the sales growth slowing among core investors or corporate customers? Is it due to customer churn, a decline in net expansion deals, or less growth from new customers? As of Q3’25, PitchBook license growth was essentially flat year-over-year, as compared to 6.3% growth in Q2’25, and double-digit license growth in the quarters prior to that. Can you explain why the license count is not growing on a year-over-year basis? And why is the growth trend worsening even as deal activity is improving? Can you reconcile flat year-over-year license growth with only having 6-7% market share? Given the large runway for growth PitchBook has, why are licenses not growing? In Q2 25 and Q3 25, we continued to see revenue growth driven by our core client groups with elevated churn among corporates with more limited use cases. Churn in this segment remains well above levels in the broader PitchBook business and partially reflects continued uncertainty in the market environment. Encouragingly, corporate churn rates have shown signs of stabilization. While net revenue renewal rates in our core client segments are generally stronger, we have seen increased churn and pressure on expansion in the past couple of quarters that have contributed to the revenue growth deceleration you note over the past two quarters. A slowdown in new business growth has also contributed, with the most significant decline in the corporate client segment. These broader trends are also reflected in the licensed user trends you note as the addition of new logos and associated licenses was largely offset by churn, especially with corporate accounts. (We have also noted the impact from the rationalization of user lists associated with large enterprise renewals as addressed in a separate question this month; this primarily had an impact on the sequential trend from Q2 25 to Q3 25.) That said, over the same period, we have continued to see increases in annual contract value (ACV) per logo as clients deepen their engagement with PitchBook’s platform. The ACV trend also includes the impact of our growing direct data business, which does not affect licensed user counts. The underlying drivers of the trend in revenue and licensed user growth that you note include the market environment as well as more recent trends in our client base. While deal activity has improved from recent lows, it has not yet returned to prior peak levels, when we saw higher levels of growth and greater license expansion across private equity, venture capital, and M&A firms. At the same time, we have observed sales cycles for clients and prospective clients extend as firms seek to do more with fewer resources and are engaging in ongoing efforts to clarify their strategies for data and artificial intelligence. We discuss trends in the corporate client segment in more detail in a related question in our late November responses. That said, we continue to see strong long-term demand for PitchBook’s data and insights, supported by growing customer engagement. Our focus remains on deepening relationships, expanding within existing accounts, and delivering innovations—such as AI-powered data collection and workflow enhancements—that position us well for future growth as market activity continues to rebound. 11. In Kunal’s Q3 25 shareholder letter, he noted that Morningstar believes that PitchBook is well-positioned to capture renewed momentum in the private capital markets. Can you provide evidence as to why you have this view? Are there risks to this view, and what could be some reasons why PitchBook growth may not improve as the deal environment improves? Historically, we have observed that during periods of strong market activity, characterized by high levels of private equity, venture capital, and mergers & acquisition activity, our customer segments have more use cases for PitchBook, supporting our sales efforts and ultimately PitchBook revenue. In his Q3 25 letter, Kunal noted that PitchBook is well-positioned to capture renewed momentum as dealmaking activity was beginning to rebound across venture capital— particularly in AI— and private equity. Why We Are Well-Positioned to Capture Momentum Our view is rooted in PitchBook’s differentiated offering:

• Unmatched Data Depth and Quality: Proprietary datasets sourced through our primary research process covering investment rounds, fund performance, allocations, and valuations—combined with systematic collection from hundreds of thousands of sources daily—create a data moat that we believe competitors cannot easily replicate. • AI + Human Intelligence Model: Our hybrid approach blends AI-powered ingestion and classification with validation and primary research, supporting accuracy and scalability. • Product Innovation and Speed-to-Insight: We are embedding generative AI capabilities directly into the platform, including the recent launch of PitchBook Navigator, which enables natural-language access to private market insights. Strategic relationships with leading LLM providers such as OpenAI and Anthropic are expected to further accelerate innovation. • Integrated Delivery and Flexibility: Beyond the platform, PitchBook offers APIs and data feeds designed to seamlessly integrate into client workflows, supporting use cases from deal sourcing to execution. We believe these differentiators position PitchBook to capture renewed momentum, particularly in sectors like AI where information asymmetry is high and timely insights are critical. We remain focused on innovation and delivering greater value to customers including through enhanced workflows. Risks to This View That said, we acknowledge headwinds beyond the market environment. We have observed extended sales cycles for both new and existing clients, driven by resource constraints and evolving data and AI strategies. Should these continue, they could limit near-term growth. Additionally, corporate clients, historically more volatile, may continue to rationalize licenses or choose alternative solutions in uncertain environments. 12. How large is the PitchBook data feeds business? Can you give some practical examples of sales and use cases? PitchBook Direct Data represents a small-but-growing part of the PitchBook reportable segment, accounting for a high single-digit share of revenue for the year-to-date through September 2025. This product offers clients direct access to PitchBook data through an API (application programming interface) or data feed. The API makes data available to an end-user on demand while the data feed product is a pre-defined data package delivered at specified intervals via FTP (file transfer protocol) or cloud-based data platforms. The end use cases are similar to those supported by the PitchBook platform and include market intelligence, deal sourcing, deal execution, due diligence, and fundraising. 13. I see you have changed your definition of PitchBook licensed users to exclude Morningstar and PitchBook employees. What was the justification for including these users in the total user count previously? Was the definition change voluntary or requested by auditors or regulators? In Q3 25, we updated the definition of PitchBook licensed users, primarily to exclude Morningstar and PitchBook users. Historically, we reported PitchBook’s licensed users with very few adjustments. In Q3 25, as part of our periodic reviews of licensed users, we conducted a rationalization of our internal user count. We also took this opportunity to refine the definition of our reported licensed user count to focus on third-party licensed users. The historic inclusion of Morningstar and PitchBook users in the count was noted in our supplemental deck disclosures and we have provided a quarterly time series going back to Q3 23 under the updated definition. The definition change was voluntary. 14. Corporate sales of PitchBook remain soft. Is that because clients are not buying data products, or because clients are finding other solutions? Has there been a change in PitchBook’s win-loss rate with these clients over the last three years? We have noted both softness in new client sales and churn in our corporate client customer segment; this segment has the highest churn rate in PitchBook’s business. We believe that this trend is driven in part by corporate clients having fewer use cases for our data in periods of market uncertainty. But we have also observed that corporates with a market intelligence use case are less sticky and some are choosing competitors over PitchBook. We do not disclose win-loss rate trends. Morningstar Direct Platform 15. In Morningstar Direct Platform, margins declined year-over-year due in part to compensation costs resulting from merit increases and higher bonus expense reflecting outperformance relative to targets. Organic revenue growth in this segment was 7.4% in 2023, 5.8% in 2024, and 5.6% YTD through 9/30/25. It looks like organic growth is slowing, yet compensation costs are increasing because of outperformance relative to targets. Can you explain this dynamic? Is Morningstar resetting percentage growth targets lower over time? Why is bonus expense increasing at a time of slowing growth? In Q3 25, Morningstar Direct Platform adjusted operating margin decreased 1.6 percentage points compared to the prior-year period to 44.4%. We noted three primary drivers of this decline: • Higher compensation costs, reflecting the annual merit increase and higher bonus expense due to outperformance relative to targets; • The impact of the sale of our Commodity and Energy Data business; and • Increased depreciation primarily driven by higher capitalized software costs for product enhancements in prior periods. Our bonus program is designed to reward execution against clear financial targets aimed at directly supporting the creation of shareholder value. Participants are measured against group-specific revenue and adjusted operating income targets and also have exposure to overall company performance. In Q3 25, we rewarded outperformance relative to these combined metrics. Our financial targets are reset annually. In the case of Direct Platform, the targets account for several factors that we anticipated would impact growth and adjusted operating income during the year, including slower expected growth for certain deemphasized products, the divestiture of the Commodity Energy and Data business, as well as certain planned investments. Morningstar Credit 16. Credit revenues improved sequentially, yet margins declined 5.1% compared to Q2. Can you explain the decline? It looks like sequential expense growth was quite high. In Q3 25, Morningstar Credit reported revenue of $91.1 million, adjusted operating income of $28.1 million, and an adjusted operating margin of 30.8%, compared to revenue of $85.0 million, adjusted operating income of $30.5 million, and adjusted operating margin of 35.9% in Q2 25. The sequential decline in AOI margin and adjusted operating income you note was primarily due to higher bonus expense, reflecting particularly strong performance compared to targets. To the extent actual performance differs from our internal forecasts, we true-up the bonus accrual based on expectations for full-year performance. In Q4 24, for example, this true-up resulted in a relatively high bonus expense for Morningstar Credit, similar to what you’ve observed for Q3 25. We would also note that we continue to invest in Morningstar Credit to support growth.

Morningstar Retirement 17. What drove the sequential decline in AUMA related to custom models and collective investment trusts (CIT) in Q3 25? We reported AUMA of $45.5 billion for our custom models/CIT products in Q3 25, compared to $50.4 billion in Q2 25, a decrease of 9.7%. The decline was driven by one CIT client moving from a basis point revenue service to a flat-fee arrangement. As part of this change, the revenue is now recognized as part of our Fiduciary Services business instead of our CIT business. This change had a noticeable impact given the small AUM in our CIT business. We would note our custom models product saw AUM increase in Q3 2025 compared to Q2 2025. Talent Management 18. Over the past year, Morningstar has experienced turnover in several executive-level positions. How do you handle these transitions and what are the implications for the business? Morningstar’s CEO, CFO, Head of Strategy, and incoming Chief Revenue Officer are largely homegrown talents with at least 15 years of experience with Morningstar while the members of the leadership team with meaningful external experience largely have this because they joined the company through acquisitions (e.g. Pitchbook, DBRS). With most of the corporate level decision makers having spent most of their professional careers at Morningstar, how does the company get the same degree of cross- pollination of ideas and strategy that peer companies benefit from? How does the executive team mitigate the risks of “groupthink” given common backgrounds? Morningstar has a robust succession planning process for named executive officers, our executive leadership team, and our senior leadership team that is designed to ensure that we are both prepared for changes in leadership and also focused on developing our internal talent. We are proud of our record and history of developing internal talent.  Additionally, we find great value in approaching the external market for roles when we deem it important for key hires or when we believe we do not have a successor ready. We seek to maintain a balance of perspectives, leadership styles, expertise, backgrounds, and views on our leadership team to guide the business and maximize investor success.  In the past year, we have filled roles with both internal and external candidates at the executive and senior leadership team levels. We recently announced that Ron Bundy, President of Morningstar Indexes and Morningstar Sustainalytics will be retiring at the end of this year. Our new President of Sustainalytics, David Pagliaro, was a strategic hire into that leadership team just a year ago. Amelia Furr, who has been appointed President of Morningstar Indexes, held leadership roles at multiple other leading index providers before joining Morningstar in 2020. For nearly all open roles, such as our current opening for the President of Direct Platform, we consider internal and external candidates, including leveraging external recruiting firms, with the goal of ensuring we have a strong slate of high-caliber candidates to consider.